Exhibit 99.2

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Largest REITs in the RMZ Index ($B) 1 Net Lease REITs by equity market cap ($B) 1 $39.9 $15.8 $8.5 $7.6 $7.2 $6.0 $4.6 $4.4 $3.8 O WPC (PF) STOR NNN STAG SRC ADC LXP BNL Company Equity Market Cap 1 Prologis Inc $109.9 2 Equinix Inc 64.9 3 Public Storage 63.5 4 Simon Property Group Inc 45.9 5 Realty Income Corp 39.9 6 Digital Realty Trust Inc 39.1 7 Welltower Inc 37.7 8 AvalonBay Communities Inc 34.1 9 Equity Residential 32.8 10 Alexandria Real Estate Equities Inc 31.0 11 Extra Space Storage Inc 26.0 12 Mid-America Apartment Communities Inc 24.2 13 Invitation Homes Inc 23.7 14 Ventas Inc 21.7 15 Sun Communities Inc 21.4 16 Essex Property Trust Inc 21.2 17 Duke Realty Corp 20.6 18 Boston Properties Inc 19.3 19 UDR Inc 17.8 20 VICI Properties Inc 17.7 21 Camden Property Trust 17.4 22 Healthpeak Properties Inc 17.1 23 W. P. Carey Inc (Pro Forma) 15.8 24 Kimco Realty Corp 15.1 25 Equity LifeStyle Properties Inc 14.1 26 Iron Mountain Inc 14.1 27 American Homes 4 Rent 13.4 28 Host Hotels & Resorts Inc 13.4 29 Medical Properties Trust Inc 12.4 30 CyrusOne Inc 11.7

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